SCHEDULE 14C
                         (Rule 14c-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

               SCHEDULE 14C INFORMATION STATEMENT

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:

X    Preliminary information statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive information statement

                  ALPHA HOSPITALITY CORPORATION
        (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

X    No fee required.

     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by
     registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                  Alpha Hospitality Corporation
                 707 Skokie Boulevard, Suite 600
                      Northbrook, IL 60062


                  INFORMATION STATEMENT NOTICE

              WE ARE NOT ASKING YOU FOR A PROXY AND
            YOU ARE REQUESTED NOT TO SEND US A PROXY


Dear Stockholders:

      Notice is hereby given that on or about April 11, 2003, we received written consents, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "Alpha Hospitality Corporation" to "Empire Resorts, Inc."

       You  are  encouraged  to  read  the  attached  Information
Statement,   including  the  exhibit,  for  further   information
regarding this action.

      This is not a notice of a meeting of stockholders and no stockholders' meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the Delaware General Corporation Law.

                              By Order of the Board of Directors

                              /s/ Thomas W. Aro
                              Thomas W. Aro
                              Secretary

New York, New York
April 14, 2003

                  Alpha Hospitality Corporation
                 707 Skokie Boulevard, Suite 600
                      Northbrook, IL 60062

                      INFORMATION STATEMENT

     The purpose of this Information Statement is to notify the holders of our common stock and Series B preferred stock as of the close of business on April 11, 2003 (the "Record Date"), that on April 11, 2003 we received written consents, in lieu of a meeting of stockholders, from the holders of 2,782,984 shares of our common stock, representing approximately 54% of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "Alpha Hospitality Corporation" to "Empire Resorts, Inc."

     This Information Statement is first being mailed or furnished to stockholders on or about April 30, 2003, and the name change amendment described herein will not become effective until at least 20 days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

     WE  ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

                       SECURITY OWNERSHIP

     As of the Record Date, there were 5,142,317 shares of common stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote, and each share of Series B preferred stock entitles its holder to eight-tenths (.8) of one vote.

     The following table sets forth certain information concerning the ownership of our common stock and Series B preferred stock, as of April 14, 2003, by (i) each person known to be the beneficial owner of more than five percent of our outstanding common stock and Series B preferred stock, (ii) each director and executive officer required to be named hereunder and
(iii) all of our directors and executive officers as a group. Unless otherwise indicated, (i) we believe that each stockholder has sole voting and dispositive power with respect to the stock beneficially owned by him and (ii) the address of each stockholder is c/o Alpha Hospitality Corporation, 707 Skokie Boulevard, Suite 600, Northbrook, IL 60062.

                         Common Stock           Series B Preferred Stock
                      Beneficially Owned(1)      Beneficially Owned(1)
                       Shares      Percentage     Shares     Percentage
Robert A.           3,081,173(2)       56.63%        --       --
Berman

Scott A.            329,635(3)         6.06%         --       --
Kaniewski

Thomas W.           50,000(4)             *          --       --
Aro

Paul deBary         66,103(5)          1.29%         --       --

Thomas P.           19,000(6)             *          --       --
Puccio

William H.          20,500(7)             *          --       --
Hopson

Morad Tahbaz        17,500(8)             *          --       --

Jay A. Holt         19,000(9)             *          --       --

All                 3,602,911(2)(3)   62.56%        --       --
Directors         (4)(5)(6)(7)(8)(9)
and
Executive
Officers as
a Group
(8 persons)


Bryanston
Group, Inc.
1886 Route              -- (10)        --          --       --
52
Hopewell
Junction, NY

BP Group,                --             --      44,258     100%
Ltd.                                              (11)
8306 Tibet
Butler Drive
Windemere,
FL
_________________
* less than 1%



(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the Record Date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the Record Date) have been exercised or converted.

(2) Consists of 390,127 shares owned by Robert A. Berman, 298,189 shares issuable upon the exercise of options, 2,326,857 shares owned by Bryanston Group, Inc. ("Bryanston") and 66,000 shares owned by Beatrice Tollman (with respect to such shares owned by Bryanston and Beatrice Tollman, Robert A. Berman has exclusive voting rights for a three year period under the Bryanston Recapitalization Agreement (defined below)). Robert A. Berman disclaims beneficial ownership of any shares owned by Bryanston and Beatrice Tollman for any purpose other than voting. Debbie N. Berman, the wife of Robert A. Berman, has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 4,090 shares. Robert A. Berman disclaims beneficial ownership of such shares. Debbie N. Berman and Philip Berman, the brother of Robert A. Berman, are co-trustees for the Berman Family Trust, which owns 12,272 shares and have joint power to vote or to direct the vote and joint power to dispose or to direct the disposition of these shares. Robert A. Berman disclaims beneficial ownership of such shares.

(3) Consists of 1,440 shares owned by Scott A. Kaniewski, 28,506 shares owned by the Kaniewski Family Limited Partnership, which he is the general partner and a 1% limited partner (with respect to which Mr. Kaniewski has sole voting and disposition rights) and 299,689 shares issuable upon the exercise of options. Scott
A. Kaniewski disclaims beneficial ownership of the 28,221 shares owned by the Kaniewski Family Limited Partnership for any other purposes other than voting and dispositive powers. Does not include 34,552 shares owned by the KFP Trust whose sole trustee is Stacey B. Kaniewski, the wife of Scott A. Kaniewski. Stacey B. Kaniewski has sole power to vote or direct the vote and sole power to dispose or direct the disposition of these shares. Scott
A. Kaniewski disclaims beneficial ownership of the shares owned by the KFP Trust.

(4) Includes 50,000 shares of common stock issuable upon the exercise of options granted to Thomas W. Aro, all of which are currently exercisable.

(5) Includes 42,103 shares owned by Paul deBary and 19,000 shares of common stock issuable upon the exercise of options granted to Mr. deBary, all of which are currently exercisable.

(6) Consists of 19,000 shares of common stock issuable upon the exercise of options granted to Thomas P. Puccio, all of which are currently exercisable.

(7) Consists of 20,500 shares of common stock issuable upon the exercise of options granted to William W. Hopson, all of which are currently exercisable.

(8) Consists of 17,500 shares of common stock issuable upon the exercise of options granted to Morad Tahbaz, all of which are currently exercisable.

(9) Consists of 19,000 shares of common stock issuable upon the exercise of options granted to Jay A. Holt, all of which options are currently exercisable.

(10) Robert A. Berman has exclusive voting rights for Bryanston shares for a three year period under the Bryanston
Recapitalization Agreement. Robert A. Berman disclaims beneficial ownership of Bryanston's shares for any purpose other than voting.

(11) Patricia Cohen is the sole stockholder of BP Group, Ltd. ("BP"). This table does not include 35,406 shares of common stock issuable upon conversion of the 44,258 shares of Series B preferred stock owned by BP. All of such shares of preferred stock are currently convertible into shares of common stock. Change in Control

     On December 10, 2002, pursuant to a recapitalization agreement (the "Bryanston Recapitalization Agreement"), we (i) issued an aggregate 336,496 shares of our Series E preferred stock to each of Bryanston, our largest stockholder, Stanley Tollman ("Tollman") and Monty Hundley ("Hundley") in full satisfaction of an outstanding note and as deferred compensation,
(ii) received a three year option to redeem all or any portion of
(a) the Series E preferred stock issued to Bryanston, Tollman and Hundley, as described above, at its liquidation value plus all accrued and unpaid dividends and (b) subject to stockholder approval, which was obtained on January 31, 2003, Bryanston's 2,326,857 and Beatrice Tollman's 66,000 shares of common stock at a price of $2.12 per share. During this three year redemption period, each of Bryanston and Beatrice Tollman have granted Robert A. Berman, our Chief Executive Officer, an irrevocable proxy to vote their shares of common stock, with full powers of substitution and revocation. As these shares represent approximately 54% of our voting stock, the granting of this proxy to Robert A. Berman might be viewed as a change in our control.

                       STOCKHOLDER ACTION

Introduction

     On April 4, 2003, our Board of Directors unanimously approved an amendment to our certificate of incorporation that would change our name from "Alpha Hospitality Corporation" to "Empire Resorts, Inc" (the "Name Change Amendment") and submitted such matter for stockholder approval. On April 11, 2003 stockholders holding approximately 54% of our outstanding voting stock, acting by majority written consent, approved and ratified the Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A.

Purpose of the Name Change

     While initially formed as a holding company for a diverse portfolio of gaming related investments, over the past eighteen months our business has focused primarily on the ownership and development of various gaming operations in the Catskills region of upstate New York. To that end, we have liquidated nearly all of our holdings unrelated to this endeavor and increased our minority interest in Catskill Development, L.L.C., the owner and operator of Monticello Raceway, a harness horse racing facility located in Monticello, New York. In addition, on February 4,
2003, we entered into a non-binding letter of intent with Catskill Development, L.L.C. and certain of its affiliates pursuant to which we agreed, subject to the negotiation and execution of definitive agreements, to enter into a 48 year ground lease for 229 acres of land encompassing Monticello Raceway and its surrounding area and to acquire all of the outstanding capital stock of both Catskill Development, L.L.C. and Monticello Raceway Development Company, L.L.C. in exchange for 80.25% of our common stock, on a post-transaction, fully diluted basis. Following this transaction, we intend to (i) consolidate our operations with Catskill Development, L.L.C.,
(ii) operate Monticello Raceway, (iii) develop a video lottery terminal program at Monticello Raceway and (iv), in conjunction with the Cayuga Nation of New York, develop a resort-style tribal gaming facility. Furthermore, on April 3, 2003, we, the Cayuga Nation of New York, the Cayuga Catskill Gaming Authority, Catskill Development, L.L.C., Monticello Raceway Development Company, L.L.C. and Monticello Casino Management, L.L.C., the latter two of which are jointly owned by us and Catskill Development, L.L.C., entered into a series of agreements that provide for the joint development of a resort-style tribal gaming facility on land adjacent to Monticello Raceway. In light of this new strategic focus, our Board of Directors has determined that it is in our best interest to adopt a name more readily identifiable with our current business plan. Consequently, the Board of Directors has recommended changing our name from "Alpha Hospitality Corporation" to "Empire Resorts, Inc."

Effects of the Name Change

     Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Alpha Hospitality Corporation" will continue to be valid and represent shares of Empire Resorts, Inc. following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

     In connection with our name change, on April 16, 2003 our trading symbol on the Nasdaq SmallCap Market will change from "ALHY" to "NYNY" and on the Boston Stock Exchange from "ALH" to "NYN".

Vote Required

     The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "Alpha Hospitality Corporation" to "Empire Resorts, Inc.," which vote was obtained by a majority written consent dated April 11, 2003.

Dissenters' Rights of Appraisal

     The Delaware General Corporation Law does not provide for dissenter's rights in connection with our name change.

                          OTHER MATTERS

     The Board of Directors does not know of any other matters that were recently approved or considered by the holders of a majority of our outstanding voting stock, acting by majority written consent.

                     ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov)where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                                       EXHIBIT A

                    MAJORITY WRITTEN CONSENT

                               OF

                        THE STOCKHOLDERS

                               OF

                  ALPHA HOSPITALITY CORPORATION



     The undersigned, being the holders of a majority of the outstanding voting stock of Alpha Hospitality Corporation, a Delaware corporation (the "Corporation"), in accordance with
Section 228(a) of the General Corporation Law of the State of Delaware, do hereby consent to and adopt the following resolutions with the same force and effect as if presented to and adopted at a meeting of the stockholders:

               WHEREAS,  the  Board  of  Directors  has
          determined  that it is advisable and  in  the
          best interest of the Corporation to amend the
          Certificate   of   Incorporation    of    the
          Corporation   in   order   to   change    the
          Corporation's  name  from "Alpha  Hospitality
          Corporation" to "Empire Resorts, Inc."

     NOW, THEREFORE, BE IT:

               RESOLVED,  that  paragraph  1   of   the
          Certificate   of   Incorporation    of    the
          Corporation   be  amended  and  restated   as
          follows:

               "1.   The  name  of the  Corporation  is
          Empire Resorts, Inc.";

               and it is further

               RESOLVED,   that   the  Certificate   of
          Amendment to the Certificate of Incorporation of the Corporation, in the form annexed hereto as Exhibit A, be, and it hereby is, approved and adopted in all respects; and it is further

               RESOLVED,  that  the  officers  of   the
          Corporation   be,   and  they   hereby   are,
          authorized and directed to take any  and  all
          such  further  action  and  to  execute   and
          deliver  any and all such further instruments
          and  documents and take any other steps  that
          they  deem are reasonable and appropriate  to
          give effect to the foregoing resolutions  and
          to  pay  all  resulting or related  expenses,
          including,  without  limitation,  legal   and
          other  professional  fees  and  expenses  and
          filing  fees,  in  such  case  as  in   their
          judgment shall be necessary and desirable, in order to fully carry out the intent and accomplish the purposes of such resolutions.

       [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the outstanding voting stock of the Corporation, have executed this Consent as of this 11th day of April, 2003.


                                        Bryanston Group, Inc.


                                        By: ___________________________
                                               Name: Robert A. Berman
                                               Title: Attorney, in fact




                                            ______________________________
                                              Robert A. Berman